Exhibit (p)(3)

Portland Hill Asset Management

Limited

Code of Ethics

October 2022

THIS MANUAL IS THE PROPERTY OF PORTLAND HILL ASSET MANAGEMENT LIMITED AND MUST BE RETURNED BY AN EMPLOYEE UPON THE EMPLOYEE’S TERMINATION OF EMPLOYMENT. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND MUST NOT BE REVEALED TO THIRD PARTIES.

TABLE OF CONTENTS

1	INTRODUCTION			5
2	OVERSIGHT OF THE CODE			5
	2.1	Acknowledgement of the Code		5
	2.2	Reporting Violations		5
	2.3	Sanctions for Failure to Comply with the Code of Ethics		6
	2.4	CCO’s Preclearance Requests		6
3	EMPLOYEE SUPERVISION			6
4	WHISTLEBLOWER POLICY			6
	4.1	Introduction		6
	4.2	Non-Retaliation Policy		7
	4.3	SEC’s Whistleblower Program		7
5	CONFLICTS OF INTEREST GENERALLY			7
6	GIFTS AND ENTERTAINMENT			8
	6.1	Gifts and Entertainment Policy		8
	6.2	Permissible Gifts		8
	6.3	Pre-Approval of Gifts		8
	6.4	Permissible Entertainment		9
	6.5	Pre-Approval of Entertainment		9
	6.6	Reporting of Gifts and Entertainment		9
	6.7	Gifts and Entertainment Policy Quarterly Compliance Attestation		9
	6.8	Charitable Donations		9
7	ANTI-BRIBERY POLICY AND PROCEDURES			9
	7.1	Anti-Bribery Policy		9
		7.1.1	Foreign Corrupt Practices Act	9
		7.1.2	FCPA Red Flags	10
		7.1.3	Pre-Approval Requirement	10
8	POLITICAL CONTRIBUTIONS AND PAY TO PLAY			10
	8.1	Introduction		10
	8.2	Pay to Play Policy		11
	8.3	New Employee Certification		11
	8.4	Pre-Approval of Political Contributions		11
	8.5	Pay to Play Policy Quarterly Compliance Attestation		11
9	PERSONAL TRADING POLICY			11
	9.1	General Policy		11
	9.2	Definition of Covered Account		12
	9.3	Definition of Non-Discretionary Account		12
	9.4	Definition of Reportable Security		13
	9.5	Reporting of Employee’s Holdings and Transactions		13

		9.5.1	Initial Holdings Report	13
		9.5.2	Annual Holdings Report	13
		9.5.3	Duplicate Brokerage Statements (Quarterly Transaction Report)	13
		9.5.4	New Accounts	14
	9.6	Prohibited Transactions		14
	9.7	Pre-approval of Liquidating Trades [Pre-approvals Under the Personal Trading Policy]		14
	9.8	ETF and ETN Trades		14
	9.9	Initial Coin Offerings and Cryptocurrency Trades		14
	9.10	Exemption from Reporting on Automatic Investment Plans		14
	9.11	Limited Offerings		15
	9.12	Limited Offerings Policy Quarterly Compliance Attestation		15
	9.13	Initial Public Offerings		15
	9.14	Specific Account Exemptions		15
	9.15	Review and Retention of Reports		15
		9.15.1	Escalation of Violations and Sanctions	15
		9.15.2	Confidentiality	16
	9.16	The Restricted List		16
10	OUTSIDE BUSINESS ACTIVITIES			16
	10.1	Outside Business Activities Policy		16
	10.2	Family Member’s Conflicts of Interest		16
	10.3	Outside Business Activities Policy Quarterly Compliance Attestation		17
11	INSIDER TRADING			17
	11.1	Introduction		17
	11.2	Penalties for Insider Trading		17
	11.3	Definitions		17
		11.3.1	Nonpublic Information	17
		11.3.2	Material Information	18
		11.3.3	Insider and Temporary Insider	18
		11.3.4	Tipper / Tippee Liability	18
	11.4	Breach of Duty		18
	11.5	Firm’s Insider Trading Policy		18
	11.6	Procedures Designed to Detect and Prevent Insider Trading		18
	11.7	Channel Checking		19
	11.8	Insider Trading Policy Quarterly Compliance Attestation		19
	11.9	Compliance Responsibilities		19
12	PAID EXPERT POLICY AND PROCEDURES			20
	12.1	Introduction		20
	12.2	Paid Expert Procedures		20
		12.2.1	Consultant Retained Through an Expert Network or Political Intelligence Firm	20
		12.2.1.1	Pre-approval Procedures	20

		12.2.1.2	Approval Guidelines	20
		12.2.1.3	In-consultation Procedures	21
		12.2.1.4	Chaperoning Procedures	21
		12.2.1.5	Post-trade Review	22
		12.2.2	Consultant not retained through an Expert Consultant Provider	22
13	POLITICAL INTELLIGENCE FIRMS			22
14	COMMUICATIONS WITH “VALUE-ADDED INVESTORS”			23
	14.1	Definition		23
	14.2	Policy and Procedures		23
		14.2.1	Preclearance Procedures for Value-Added Investors	23
15	CONTACTS WITH PUBLIC COMPANY OFFICIALS			23
	15.1	Introduction		23
	15.2	Scheduled One-on-One Meetings with Public Company Officials		24
	15.3	One-on-one Meetings at Conferences Sponsored by Broker-Dealers		24
	15.4	Compliance Review of Contacts with Public Company Officials		24
16	COMMUNICATIONS WITH OTHER “BUY SIDE” FIRMS			24
	16.1	Introduction		24
	16.2	Compliance Review of Communications with Buy-Side Firms		24
17	ALTERNATIVE DATA PROVIDERS			25
	17.1	Webscraping		25
Appendix A – Employee Acknowledgement of Receipt and Compliance Attestation				1
Appendix B – New Employee Political Contribution Disclosure Form				2
Appendix C – Political Contribution Pre-Approval Request Form				4
Appendix D – Initial/Annual Holdings Report				6
Appendix E – Liquidating Trade Pre-Approval Request Form				8
Appendix F – Limited Offerings Participation Request Form				9
Appendix G – Outside Business Activity Pre-Approval and Insider Disclosure Statement				11
Appendix H – Insider Trading Procedures				13

1	INTRODUCTION

The “Code of Ethics Rule” of the Investment Advisers Act of 1940 (the “Advisers Act”) requires investment “Advisers” registered with the U.S. Securities and Exchange Commission (“SEC”) to adopt a written code of ethics. This code of ethics (the “Code”) sets forth standards of conduct expected for “Supervised Persons,” i.e., any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Portland Hill Group (the “Adviser”) or any other person who provides investment advice on the Adviser’s behalf and is subject to the Adviser’s supervision and control (hereafter, an “Employee”). The Code establishes the Adviser’s and each Employee’s fiduciary duty to the Adviser’s private funds, investors in its private funds, and separately managed accounts (collectively referred to herein as the “Clients”). The Code also addresses certain possible conflicts of interest and includes the Adviser’s employee personal trading policy. The Code should be read in conjunction with the Adviser’s Compliance Manual (the “Manual”).

The following standards of business conduct will govern the interpretation and administration of this Code:

●	The interests of Clients must be placed first at all times.

●	All investment transactions (including personal trading transactions) must be conducted consistent with this Code, and in such a manner as to avoid any actual or perceived conflict of interest, or any abuse of an Employee’s position of trust and responsibility.

●	Employees must not misrepresent the Firm or their role within the Firm.

●	Employees should not take inappropriate advantage of their positions with the Adviser.

●	Employees must comply with all applicable “Federal Securities Laws.”[1]

The Code is designed to cover a variety of circumstances and conduct. However, no policy or procedure can anticipate every possible situation. Consequently, Employees are expected not only to abide by the letter of the Code, but also to aspire to its spirit by upholding the Adviser’s fundamental ideals that include integrity, honesty and trust. The Code should be an active part of an Employee’s normal course of business.

The Adviser may modify any or all of the policies and procedures set forth in the Code. Should revisions be made, Employees will receive written notification from the Chief Compliance Officer (along with any person who is delegated authority for compliance matters, the “CCO”). In the event an Employee has any questions regarding his or her responsibilities under the Code, he or she must contact the CCO.

2	OVERSIGHT OF THE CODE

2.1	Acknowledgement of the Code

Each Employee must execute and return to the CCO the “Employee Acknowledgement of Receipt and Compliance Attestation” form attached hereto as Appendix A, upon hire and annually thereafter, certifying that he or she has read and understands the Code’s contents.

2.2	Reporting Violations

All Employees must promptly report any violations of the Code and any Federal Securities Laws to the CCO.

[1]	Federal Securities Laws means: the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Advisers Act of 1940, the Investment Company Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the SEC under any of these statutes; and the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the SEC or the Department of the U.S. Treasury.

2.3	Sanctions for Failure to Comply with the Code of Ethics

If it is determined that an Employee has committed a violation of the Code, the Adviser may impose sanctions and/or take other action as deemed appropriate. These actions may include, among other things, disgorgement of profits, criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC or other federal regulatory authority of the violations.

2.4	CCO’s Preclearance Requests

In all circumstances requiring pre-approval of an activity under the Code, one of the Directors will provide pre- approval to the CCO according to the provisions of the Code.

3	EMPLOYEE SUPERVISION

Pursuant to Advisers Act Section 203(e), if an investment adviser fails to reasonably supervise an employee and that person violates the Federal Securities Laws, the SEC may censure, limit the activities of, or revoke, the registration of the investment adviser. However, Section 203(e)(6) states that an investment adviser will not be deemed to have failed to reasonably supervise any person if the adviser has: (i) established procedures and a system for applying such procedures, that would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and (ii) reasonably discharged the duties and obligations incumbent upon it by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.

The Adviser takes seriously its obligation to supervise its Employees. Accordingly, the Adviser’s “Compliance Program,” which is comprised of the policies and procedures contained in the Manual and this Code, is designed to ensure that it reasonably supervises its Employees with a view to preventing violations of the Advisers Act and its rules, as well as other applicable Federal Securities Laws. The Firm expects each Employee who acts in a supervisory capacity to oversee any other Employee under his or her supervision in a manner consistent with the policies and procedures contained in the Compliance Program. The Adviser’s management shall have overall responsibility for assigning supervisory responsibility. Any questions regarding the scope of this expectation should be brought to the attention of one of the Directors.

Where CCO (or other managerial) approval is required for the Adviser or an Employee to take certain actions, the CCO (or such other person) may deny or withhold approval if, in the CCO’s (or such other person’s) good faith determination, the proposed action by the Employee would not be in the best interests of the Adviser and its Clients, or would otherwise violate applicable policies and procedures, contractual restrictions or laws and regulations.

The Adviser routinely retains an independent third-party that conducts background checks on prospective employees (for example, confirming employment histories, disciplinary records, financial background and credit information) and contacts personal references. In addition, the Adviser will not employ persons with a prior disciplinary history (for example, discipline regarding misappropriation, unauthorized trading, forgery, bribery or making unsuitable recommendations). However, should the Adviser employ a person with a disciplinary history, the Adviser will implement additional procedures so that the Adviser is able to identify any misconduct by such person.

4	WHISTLEBLOWER POLICY

4.1	Introduction

Pursuant to the Adviser’s “Whistleblower Policy,” it is the responsibility of all Employees to comply with the Firm’s policies and procedures as well as applicable law and to report violations or suspected violations including, but not limited to, instances of financial impropriety or irregularity, dishonest activity or any other conduct that is prohibited by the Adviser’s policies and procedures or applicable law. Employees making reports or complaints pursuant to this Whistleblower Policy will be protected from retaliation under the Advisers Non- Retaliation Policy that is a part of this Whistleblower Policy. The Whistleblower Policy is intended to encourage and enable Employees to raise serious concerns within the Firm prior to seeking resolution outside of the Adviser.

The Adviser encourages Employees to share their questions, concerns, suggestions or complaints with someone who can address them properly. In most cases, an Employee’s direct supervisor is in the best position to address an area of concern. However, if an Employee is not comfortable speaking with his or her supervisor, or an Employee is not satisfied with his or her supervisor’s response, the Employee is encouraged to speak with the CCO.

The Adviser will investigate all suspected violations. The CCO is responsible for promptly investigating and resolving all reported complaints or allegations of violations of the Adviser’s policies and procedures and/or applicable laws. The CCO, at his discretion, may advise the Directors of any allegations. Any Employee filing a complaint concerning a violation or suspected violation of the Adviser’s policies and procedures or applicable law must act in good faith and have reasonable grounds for believing that the information disclosed indicates a violation. Any allegation that proves to have been made maliciously or knowingly to be false will be viewed as a serious disciplinary offense.

4.2	Non-Retaliation Policy

The Adviser forbids retaliation against anyone who, in good faith, reports or complains, assists in making a complaint, or cooperates in an investigation of financial impropriety or irregularity, dishonest activity or any other conduct that is prohibited by the Adviser’s policies and procedures or applicable law. Any Employee participating in an investigation is required to keep all interviews and other details of the investigation confidential to the fullest extent practicable and to refrain from discussing such matters with anyone, other than those individuals conducting or directing the investigation. Nothing in this policy prohibits an Employee from making a report, complaint, or charge to any governmental agency or from communicating with a governmental agency in connection with a report, complaint, or charge (see “SEC’s Whistleblower Program,” below). Any Employee who retaliates against another employee in violation of this policy will be subject to discipline, up to and including immediate termination.

4.3	SEC’s Whistleblower Program

The SEC’s “Whistleblower Program” provides monetary incentives for individuals to come forward and report possible violations of the Federal Securities Laws to the SEC. Under the SEC’s Whistleblower Program, eligible whistleblowers are entitled to an award of between 10% and 30% of the monetary sanctions for information that leads to a successful SEC action resulting in an order of monetary sanctions exceeding $1 million. An “eligible whistleblower” is a person who voluntarily provides the SEC with original information about a possible violation of the Federal Securities Laws that has occurred, is ongoing, or is about to occur. Employees are eligible for an award for information reported internally if the information is reported to the SEC (by either the Employee or the Firm) within 120 days of the Employee’s internal reporting. The Firm encourages Employees to follow the Firm’s Whistleblower Policy and to submit any inquiries regarding the SEC’s Whistleblower Program to the CCO.

5	CONFLICTS OF INTEREST GENERALLY

It is the Advisers policy generally that all Employees act in good faith and in the Adviser’s best interests. To this end, Employees must not put themselves or the Adviser in a position that would create even the appearance of a conflict of interest. If you have any doubts or questions about the appropriateness of any interests or activities, you should contact the CCO. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO so that a determination may be made whether such interest or activity should be disclosed to Clients, disposed of, discontinued or limited. The following sections of this Code are designed to address the material conflicts of interest that Employees can expect to encounter in fulfilling their responsibilities to the Firm.

6	GIFTS AND ENTERTAINMENT

6.1	Gifts and Entertainment Policy

Employees giving or receiving gifts or entertainment to individuals or firms with whom the Firm does, or is likely to do, business with may give the appearance of a conflict of interest. The Adviser’s “Gifts and Entertainment Policy” distinguishes between a gift and entertainment. A “Gift” is an item (or service) of value that a third party provides to an Employee (or an Employee to a third party) where there is no business communication involved in the enjoyment of the Gift. “Entertainment” contemplates that the giver participates with the recipient in the enjoyment of the item or service. Entertainment is only appropriate when used to foster and promote business relationships for the Firm.

Solicitation of Gifts and/or Entertainment from individuals or firms with whom the Adviser does, or is likely to do, business with is unprofessional and is strictly prohibited. Employees also are prohibited from directly or indirectly making, soliciting or accepting any loans (for example, crowdfunding loans) other than accepting personal loans from a recognized lending institution made in the ordinary course of business on usual and customary terms.

6.2	Permissible Gifts

Employees may not receive a Gift from anyone with whom the Adviser has or is likely to have any business dealings, except as follows:

●	Payment of out-of-town accommodation expenses by a sponsor of an industry, company or business conference held within the U.S. involving multiple attendees from outside the Firm where the Employee’s expenses are being paid by the sponsor on the same basis as other attendees. However, Employees are required to obtain the CCO’s pre-approval before accepting out-of-town accommodations or travel expenses.

●	A Gift given to an Employee from a business or corporate gift list on the same basis as other recipients of the sponsor and not personally selected for an Employee (for example, holiday gifts).

●	Gifts from a sponsor to celebrate or acknowledge a transaction or event that are given to a wide group of recipients and not personally selected for an Employee (for example, closing dinner gifts, Gifts given at an industry conference or seminar).

●	Employees may receive wedding, graduation or similar types of Gifts from Clients that in some cases may be difficult to return to the sender. The CCO will consider such Gifts on a case-by-case basis and determine whether such Gifts present a conflict of interest in light of the overall relationship with the Client.

6.3	Pre-Approval of Gifts

An Employee must receive the CCO’s pre-approval prior to giving or receiving a Gift with a value in excess of $150/€115/£100 per year on a cumulative basis to or from each person or firm with whom the Firm has or is likely to have business dealings. Furthermore, an Employee may under no circumstances receive or give cash or cash equivalent Gifts, such as gift cards, gift certificates, or any item that can be used as, or alongside, hard currency. If an Employee is unable to judge the value of a Gift, whether a Gift is considered a cash equivalent, or believes that the Entertainment may be excessive, he or she must contact the CCO for guidance. Additionally, all cash and cash equivalent gifts must be forfeited to the CCO who will decide the best course of action for disposing of the Gift which may include, but is not limited to, returning the Gift to the giver or donating the Gift to charity.

6.4	Permissible Entertainment

Meals and Entertainment customarily associated with ethical business practices that cannot be reasonably interpreted by others as constituting an inducement to take a particular action are permissible without the CCO’s pre-approval. Spouses and other family members may at times attend Entertainment events. Trends, unusually high frequency and the value of such situations should be monitored by the Employee to ensure that actual or apparent conflicts of interest are avoided. Employees are required to notify the CCO if any family members will be attending an Entertainment event.

6.5	Pre-Approval of Entertainment

As a general rule, Employees may not accept an invitation that involves Entertainment that is excessive (over $500) or not usual and customary. If an Employee believes Entertainment may be excessive or not usual or customary, he or she must obtain the CCO’s pre-approval.

6.6	Reporting of Gifts and Entertainment

Each Employee must notify the CCO promptly upon receiving or prior to giving a Gift or invitation for Entertainment. The CCO is responsible for recording the information on the Gift and Entertainment Log.

6.7	Gifts and Entertainment Policy Quarterly Compliance Attestation

Employees are required to complete a Quarterly Compliance Attestation to confirm that they are complying with the Gifts and Entertainment Policy.

6.8	Charitable Donations

Employees may not make charitable donations in the Firm’s name or on its behalf without the CCO’s prior pre- approval. Employees may not solicit charitable donations from an employee of a broker-dealer, an investor, a prospective investor, an individual appointed by the Firm to serve as an independent director, a data provider, accounting firm, law firm, or any other person or entity that does or seeks to do business with or on behalf of Firm without the CCO’s pre-approval.

7	ANTI-BRIBERY POLICY AND PROCEDURES

7.1	Anti-Bribery Policy

The Adviser’s “Anti-Bribery Policy” prohibits Employees from offering payments, or anything else of value, to a government official that will assist the Adviser in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Adviser found to be violating the Anti-Bribery Policy will be subject to disciplinary action, which may include termination. The Adviser requires all Employees to report any suspicious activity that may violate the Anti-Bribery Policy to the CCO. An Employee’s failure to report known or suspected violations may itself lead to disciplinary action.

7.1.1	Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a “Foreign Official”2 for the purpose of influencing an official act or decision to obtain or retain business. The FCPA applies to all Foreign Officials and all employees of state-owned enterprises. The definition of Foreign Official is broadly interpreted by the SEC and the U.S. Department of Justice both of whom enforce the FCPA’s prohibitions.

[2]	A “Foreign Official” includes: any officer or employee of or person acting in an official capacity for or on behalf of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization; any employee or official of any court system, government regulatory or financial bodies, state-owned or controlled enterprises, and sovereign wealth funds; and foreign political parties and candidates for office.

Under the FCPA, both the Firm and its Employees can be criminally liable for payments made to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official. The knowledge element required is not limited to actual knowledge but includes “consciously avoiding” the high probability that a third party representing the Firm will make or offer improper payments to a Foreign Official.

7.1.2	FCPA Red Flags

Investment advisers that engage foreign agents are expected to be attuned to any “red flags” in connection with the relationship, which may include:

●	The foreign country’s reputation for corruption;

●	Requests by a foreign agent for offshore or other unusual payment methods;

●	Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA;

●	An apparent lack of qualifications;

●	Non-existent or non-transparent accounting standards; and

●	Whether the foreign agent comes “required” by a Foreign Official.

Sanctions for violating the FCPA are severe and may include fines for the Firm and/or Employees and jail terms for Employees.

7.1.3	Pre-Approval Requirement

Employees are prohibited from giving anything of value to a Foreign Official without the CCO’s pre- approval.

8	POLITICAL CONTRIBUTIONS AND PAY TO PLAY

8.1	Introduction

The Advisers Act’s “Pay to Play Rule” restricts the Adviser and its Employees from making U.S. political contributions that may appear to be made for pay to play purposes, regardless of the Employee/contributor’s intent. The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

The Pay to Play Rule generally creates: (i) a two-year time-out from receiving compensation for providing advisory services to a state and local government entity after political contributions have been made to government officials that are involved in awarding advisory contracts to manage the assets of state or local pension funds; (ii) a prohibition on soliciting or coordinating certain political contributions and/or payments; and (iii) a prohibition from paying certain third parties for soliciting state and local government entities.

8.2	Pay to Play Policy

The Adviser’s “Pay to Play Policy” prohibits the Adviser and its Employees from making any “contribution”3 (i) to candidates running for U.S. state or local political office, (ii) to candidates running for U.S. federal office who currently hold a U.S. state or local political office, or (iii) to political parties or political action committees (“PACs”) that may contribute to such campaigns (collectively, a “Political Contribution”)

The Adviser will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship. In addition, under no circumstances may an Employee engage in any of the foregoing activities indirectly, such as by funneling payments through third parties including, for example, Immediate Family Members (as defined below), attorneys, friends or companies affiliated with the Firm as a means of circumventing the Pay to Play Rule.4

8.3	New Employee Certification

When an individual is employed by the Adviser, the Adviser must “look back” to that Employee’s prior Political Contributions. If the Employee is involved in soliciting Clients for the Adviser, then the Firm is required to look back at the Employee’s Political Contributions for two (2) years. If the Employee is not involved in soliciting Clients, then the Adviser is only required to look back six (6) months. The CCO will determine whether any such past Political Contribution will affect the Adviser’s business. Upon joining the Adviser, each new Employee must complete a “New Hire Political Contributions Certification” (attached hereto as Appendix B).

8.4	Pre-Approval of Political Contributions

The Adviser prohibits Employees from making political contributions to local, state or federal officials and/or political parties and affiliates without the CCO’s written pre-approval obtained by completing a “Political Contribution Pre-Approval Request Form” (maintained by the CCO and included as Appendix C) hereto before making a Political Contribution.

8.5	Pay to Play Policy Quarterly Compliance Attestation

Employees are required to complete a Quarterly Compliance Attestation to confirm that they are complying with the Pay to Play Policy.

9	PERSONAL TRADING POLICY

9.1	General Policy

Pursuant to the Advisers Act’s Code of Ethics Rule, the Adviser has adopted the following “Personal Trading Policy.” The Code of Ethics Rule requires that any “Access Person” submit to the CCO reports of the Access Person’s current securities holdings. An Access Person is defined as any Supervised Person who:

●	Has access to Nonpublic Information (as defined below) regarding any clients’ purchase or sale of securities, or Nonpublic Information regarding the portfolio holdings of any reportable fund, or

[3]	“Contribution” is broadly defined and means the giving of “anything of value” in connection with any election for U.S. state, local or federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including contributions to any candidate for political office, political party or PAC. Anything of value includes providing services to a campaign, political part or PAC.
[4]	The Pay to Play Rule contains a “catch-all” provision that prohibits indirect acts, which if done directly, would violate the Rule.

●	Is involved in making securities recommendations to clients, or who has access to such recommendations that are Nonpublic.

For purposes of this Personal Trading Policy, all Employees are Access Persons. Pursuant to the Advisers Act’s Books and Records Rule, the Adviser maintains a record of: (i) each report made by an Employee pursuant to the Code of Ethics Rule; (ii) the names of persons who are currently, or within the past five (5) years were, Access Persons of the Adviser; and (iii) any decision, and the reasons supporting the decision, to approve the acquisition of securities by Employees pursuant to this Personal Trading Policy for at least five (5) years after the end of the fiscal year in which the approval was granted.

9.2	Definition of Covered Account

This policy applies to all “Covered Accounts” of Employees, including accounts of the Employee’s children, stepchildren, grandchildren, parent, stepparent, grandparent, spouse5, sibling, mother-in-law, father-in-law, son- in-law, brother-in-law, or sister-in-law, and adoptive relationships residing in his or her household (an “Immediate Family Member”).

It is the Employee’s responsibility to ensure that the Employee’s Immediate Family Members are aware of this Personal Trading Policy and adhere to it.

9.3	Definition of Non-Discretionary Account

A “Non-Discretionary Managed Account” includes: (i) an account in which the Employee does not have any direct or indirect influence or control over specific investment decisions, such as in the case of a fully discretionary investment management account (where the Employee does not exercise any direct or indirect influence or control over the person or entity exercising discretion over the account); (ii) an account in which the Employee does not have any direct or indirect influence or control and has no knowledge of the account holdings, such as a blind account or trust; and (iii) an investment fund whereby all investment decisions are made by a third party who is unrelated to the Employee.

The CCO must pre-approve any arrangement whereby a Non-Discretionary Managed Account is exempt from the trading restrictions and prohibitions contained in this Personal Trading Policy. In considering whether to grant pre- approval, the CCO may request the following information (to be submitted as determined by the CCO):

●	Information about the third-party adviser’s, broker’s or trustee’s relationship to the Employee;

●	Initial and annual certifications by the Employee and the applicable third-party adviser, broker or trustee regarding the Employee’s influence or control over the account; and/or

●	Reports on holdings and/or transactions made in the account.

Any Employee that is the beneficial owner of a Non-Discretionary Managed Account is prohibited from communicating with the third-party adviser, broker or trustee administering the account regarding any specific investment decisions. All Non-Discretionary Accounts require a written discretionary investment management agreement or similar document covering the account for the account to be considered for exemption from the Personal Trading Policy.

[5]	The SEC interprets the term “spouse” to include an individual married to a person of the same sex.

9.4	Definition of Reportable Security

“Reportable Securities” include a wide variety of investments such as stocks, bonds, fixed income, options, warrants, futures, currencies, and derivatives.6 A Reportable Security also includes all Exchange Traded Funds (“ETFs”) and Exchange Traded Notes (“ETNs”). A Reportable Security does not include (a “Non-Reportable Security”):

●	Transactions and holdings in direct obligations of the U.S. government;

●	Money market instruments defined as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

●	Shares issued by money market funds;

●	Shares issued by open-end funds (mutual funds); provided that such funds are not advised by the Adviser or an affiliate and such fund’s advisor or principle underwriter is not controlled or under common with the Adviser; and

●	Units of a unit investment trust; if the unit investment trust is invested exclusively in one or more open-end funds, provided that such funds are not advised by the Adviser or an affiliate and such fund’s adviser or principle underwriter is not controlled or under common control with the Firm.

Employees are permitted to trade Non-Reportable Securities and, with the exception of providing disclosure of all brokerage accounts held at the time of joining the Adviser and annually (see Appendix D-2, “Non-Reportable Securities Holdings”), Employees are not required to report trades of Non-Reportable Securities.

9.5	Reporting of Employee’s Holdings and Transactions

Employees are required to periodically report their personal securities transactions and holdings to the CCO. Upon commencement of employment with the Adviser, Employees must provide the CCO with the names of any brokerage firms or banks where the Employee has an account in which any securities, futures or commodities are held. This includes, but is not limited to, 401(k), IRA and 529 account plans.

9.5.1	Initial Holdings Report

Each new Employee must provide the CCO with an “Initial Holdings Report” attached hereto as Appendix D for Covered Accounts and Non-Discretionary Managed Accounts, as well as any Limited Offerings.7 The Initial Holdings Report must be submitted within ten (10) days of his or her commencement of employment and the report must be current as of a date not more than 45 days prior to the individual being hired.

9.5.2	Duplicate Brokerage Statements (Quarterly Transaction Report)

Under the Code of Ethics Rule, the Adviser is required to obtain a “Quarterly Transaction Report” from its Employees. However, the Code of Ethics Rule permits Employees to submit brokerage statements in lieu of the Quarterly Transaction Report. Therefore, the Firm requires Employees to instruct their brokerage firm(s) to submit duplicate brokerage account statements for all Covered Accounts directly to the CCO. In the event that an Employee’s brokerage firm does not submit the Employee’s brokerage statements directly to the CCO, the Employees is required to provide the CCO with copies of his or her monthly or quarterly brokerage account statements relating to each Covered Account. Brokerage statements must be submitted within 30 days of the end of the calendar quarter.

[6]	The SEC defines a “security” as “any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, … transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security … or on any group or index of securities … or [any] warrant or right to subscribe to or purchase any of the foregoing.”

9.5.3	New Accounts

Employees must notify the CCO promptly (but in any event within ten (10) business days) in writing (email will suffice) if the Employee opens any new account with a brokerage firm or other custodian or moves an existing account to a different brokerage firm or other custodian.

9.6	Prohibited Transactions

Employees and Covered Accounts are not permitted to maintain personal brokerage accounts for the purpose of trading single named securities except for the purpose of holding or liquidating any such holdings after the commencement of employment. Employees and Covered Accounts are permitted to liquidate positions held at the time of employment (a “Liquidating Trade”) subject to the CCO’s pre-approval. Employees are prohibited from participating in Initial Public Offerings (“IPOs”). Employees are also prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Firm’s Restricted List (see Section 10.15 below).

9.7	Pre-approval of Liquidating Trades [Pre-approvals Under the Personal Trading Policy]

Employees may retain equity positions, acquired prior to their employment, but must obtain the CCO’s consent in order to sell any such positions. Employees must obtain the CCO’s pre-approval for all Liquidating Trades for any Covered Account(s) using the “Liquidating Trade Pre-Approval Request Form” attached hereto as Appendix E. Approvals are valid for a 24-hour period after the approval was granted. The approval is valid for 24 hours after it is granted.

9.8	ETF and ETN Trades

Employees are permitted to trade “Broad-based” 8 ETFs and ETNs. All other ETF and ETN transactions are subject to the CCO’s pre-approval which is valid for 24-hours after the approval was granted. Approved ETF and ETN transactions are subject to a minimum holding period of at least 90 days.

9.9	Initial Coin Offerings and Cryptocurrency Trades

Employees are permitted to trade in initial coin offerings9 and cryptocurrencies10 without the CCO’s pre- approval.

9.10	Exemption from Reporting on Automatic Investment Plans

An Employee is not required to submit a Holdings Report or a Quarterly Transaction Report with respect to transactions effected pursuant to an “Automatic Investment Plan.”11

[8]	“Broad based” means that the ETF (i) is not composed of exposure to a single asset (e.g., GLD, OIL) or a single (non -G8) market (e.g., EWT), (ii) has at least 40 or more underlying components and securities and (iii) is not based on non-exchange traded instruments.
[9]	An initial coin offering (ICO) is an event where a company sells a new cryptocurrency to raise money. Investors receive cryptocurrency in exchange for their financial contributions.
[10]	“Cryptocurrencies” use cryptographic protocols, or extremely complex code systems that encrypt sensitive data transfers, to secure their units of exchange. An example of a cryptocurrency is “Bitcoin.”
[11]	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

9.11	Limited Offerings

The Code of Ethics Rule requires Access Persons to obtain the CCO’s pre-approval prior to investing in a “Limited Offering.”12 Pursuant to the Firm’s “Limited Offerings Policy,” Employees and their immediate family members must obtain the CCO’s pre-approval before entering into a Limited Offering, also known as a private placement, using the form attached hereto as Appendix E. Limited Offerings include investments in private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters, and shares issued prior to a public distribution.

Prior to making the initial or any follow-on investment, the Employee must arrange for the CCO to review and obtain any private placement memorandum, subscription agreements or other like documents pertaining to the investment. Where confirmations and statements or other like documents are not available from the issuer, the Employee must promptly inform the CCO of any changes in the investment and provide the CCO with a brief written yearly update. Approvals are valid for a 3-month period.

9.12	Limited Offerings Policy Quarterly Compliance Attestation

The Quarterly Compliance Attestation covering Personal Account Dealing also covers confirmation that they are complying with the Limited Offerings Policy.

9.13	Initial Public Offerings

The Code of Ethics Rule requires Access Persons to obtain the CCO’s pre-approval prior to investing in an initial public offering (“IPO”). The Firm usually does not permit Employees to invest in IPOs. Exemptions can be sought subject to the CCO’s pre-approval.

9.14	Specific Account Exemptions

Any Employee who wishes to seek an exemption of a specific Covered Account from coverage under the Code must contact the CCO for an exemption/waiver request. The CCO will make a determination of whether such exemption/waiver would be in the best interests of the Adviser’s Clients. The CCO will prepare a written memorandum of any exemption/waiver granted, describing the circumstances of, and reasons for, the exemption/waiver. The CCO must obtain pre-approval from one of the Directors for any account exemption requests.

9.15	Review and Retention of Reports

The CCO shall review the Holdings Reports, duplicate brokerage statements (in lieu of Quarterly Transaction) Reports and any successful pre-approval forms to determine whether any violations of the Adviser’s policies or of the Federal Securities Laws have occurred. If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the CCO shall contact the responsible Employee to resolve the discrepancy. If the Firm determines that an Employee has violated the Code, such Employee may be subject to disciplinary action or restrictions on further trading.

9.15.1	Escalation of Violations and Sanctions

Upon discovering a violation of the procedures contained in this Code, the CCO will notify the Directors and the Adviser may impose sanctions as it deems appropriate.

[12]	“Limited offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506, under the Securities Act of 1933.

9.15.2	Confidentiality

The CCO and any other designated compliance personnel receiving reports of an Employee’s holdings and transactions under this Code will keep such reports confidential, except to the extent that the Firm is required by law to disclose the contents of such reports to regulators.

9.16	The Restricted List

The CCO may place certain securities on a “Restricted List.” Employees are prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Restricted List. A security may be placed on the Firm’s Restricted List for a variety of reasons including, but not limited to:

●	The Adviser or an Employee is in possession of material, nonpublic information (as defined below) about an issuer;

●	An Employee is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Firm or such Employee to receive MNPI;

●	The Adviser has executed a non-disclosure or similar agreement with a specific issuer that restricts trading in that issuer’s securities;

●	An Employee trading in the security may present the appearance of a conflict of interest or an actual conflict of interest;

●	An investor relationship that involves a senior officer or director of an issuer, a “Value-Added Investor,” may present the appearance of a conflict of interest or an actual conflict of interest;

●	Any Security which at the time of such transaction is:

–	being considered for purchase or sale by a Client,

–	being purchased or sold by a Client, or

–	at the time of such proposed transaction, held for the account of one or more Clients.

The CCO is responsible for maintaining the Restricted List and securities will remain on the Restricted List until such time as the CCO deems their removal appropriate.

10	OUTSIDE BUSINESS ACTIVITIES

10.1	Outside Business Activities Policy

Pursuant to the Adviser’s “Outside Business Activities Policy,” Employees must obtain the CCO’s pre-approval before engaging in outside business activities. An “Outside Business Activity” includes being (whether or not on behalf of the Firm) an officer, director, limited or general partner, member of a limited liability company, employee or consultant of any non-Firm entity or organization. Employees wishing to enter into or engage in an Outside Business Activity must obtain the CCO’s pre-approval using the “Outside Business Activity Pre- Approval and Insider Disclosure Statement” attached hereto as Appendix F.

10.2	Family Member’s Conflicts of Interest

Employees have an ongoing responsibility to notify the Adviser about any special relationship that the Employee has with an Immediate Family Member13 (see Personal Trading Policy, Definition of Covered Account, above), regardless of whether the Immediate Family Member resides with the Employee.

Employees also must notify the CCO if an Immediate Family Member:

[13]	For purposes of the Outside Business Activities Policy, Immediate Family Members also include any partnership, corporation or other entity in which the Immediate Family Member has a 25% or greater beneficial ownership interest or in which the Employee exercises effective control.

●	Is running for a board position or involved in a proxy contest at a public company;

●	Conducts business with or works for an entity that conducts business with the Firm; or

●	Works for or on behalf of any newspaper, radio, television, magazine, Internet or other media organization.

10.3	Outside Business Activities Policy Quarterly Compliance Attestation

Employees are required to complete a Quarterly Compliance Attestation to confirm that they are complying with the Outside Business Activities Policy.

11	INSIDER TRADING

11.1	Introduction

Insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, Section 204A of the Advisers Act requires investment advisers to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information (“MNPI”) by the Firm or any of its Employees or affiliates.

The term “Insider Trading” generally means one or more of the following activities (with definitions (capitalized terms) following):

●	Trading while in possession of MNPI received from an Insider, Temporary Insider or a person breaching a duty of trust or confidence to a source of confidential information;

●	Trading while in possession of MNPI[14] received from a Temporary Insider or a person breaching a duty of trust or confidence to a source of confidential information, where the information (i) was disclosed by the Temporary Insider in violation of the Temporary Insider’s duty to keep the information confidential or (ii) was misappropriated by the person breaching a duty of trust or confidence;

●	Recommending the purchase or sale of securities while in possession of MNPI; or

●	Tipping MNPI to others.

11.2	Penalties for Insider Trading

Trading securities while in possession of MNPI or improperly communicating that information to others may expose an Employee to stringent penalties including fines and jail terms. The SEC can also recover profits gained or losses avoided through Insider Trading, impose a penalty of up to three (3) times the illicit windfall, and issue an order permanently barring the Employee from the securities business. An Employee can also be sued by investors seeking to recover damages for Insider Trading. In addition, any violation of the Code’s Insider Trading Policy (see below) can be expected to result in serious sanctions by the Adviser, including termination of employment. In addition, under certain circumstances, the Firm may also be liable for Insider Trading conducted by Employees and, even if the Firm is not found guilty of Insider Trading, the reputational damage resulting from the allegation alone may cause the Firm irreparable harm.

11.3	Definitions

11.3.1	Nonpublic Information

Information is considered “Nonpublic” if it has not been broadly disseminated to investors in the marketplace. Information is broadly disseminated when it has been made available to the public through publications of general circulation (i.e., The Wall Street Journal) or in a public disclosure document filed with the SEC (i.e., Form 8K). There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of dissemination depends on how the information was communicated.

[14]	“In possession of MNPI” means that the person is aware of MNPI at the time of the trade.

11.3.2	Material Information

Information is “Material” if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision. This includes earnings information, merger and acquisition information, significant changes in assets, and significant new products or discoveries.

11.3.3	Insider and Temporary Insider

The term “Insider” is construed by the courts to refer to an individual or entity that, by virtue of a fiduciary relationship with an issuer of securities, has knowledge of, or access to, MNPI. This any employee of an issuer (regardless of title), as well as any controlling shareholder. In addition, a person can be a “Temporary Insider” if he or she enters into a special confidential relationship in the conduct of an issuer’s affairs and, as a result, is given access to information. Temporary Insiders include, among others, the Firm’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations. A hedge fund employee may be considered a Temporary Insider depending on the facts and circumstances.

11.3.4	Tipper / Tippee Liability

An Employee (the “Tipper”) who does not trade the security but learns of MNPI from an Insider, Temporary Insider or a person misappropriating information in violation of a duty of trust or confidence, and then shares the MNPI with someone else (the “Tippee”) who then trades that security, may be liable for the trading done by the Tippee. It therefore is important that Employees never pass on MNPI to anyone else who may trade while in possession of MNPI or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows or should have known that the Tipper breached a duty of trust or confidence.

11.4	Breach of Duty

Insider Trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an Insider, the prohibition against Insider Trading can apply to a person even if that person has no employment with the issuer of the securities that are traded, such as a Temporary Insider or an individual who misappropriates his or her employer’s information (including a hedge fund analyst). The Firm does not expect Employees to evaluate this element of Insider Trading, but should be aware of the source of information received that may be Nonpublic and/or Material.

11.5	Firm’s Insider Trading Policy

The Firm’s “Insider Trading Policy” applies to every Employee and extends to activities outside the scope of his or her duties at the Adviser. The Adviser forbids any Employee from engaging in any activities that would be considered illegal Insider Trading. Any questions regarding this Insider Trading Policy must be referred to the CCO.

11.6	Procedures Designed to Detect and Prevent Insider Trading

●	Before trading on his or her own behalf, or for others, each Employee consider the following questions regarding information in his or her possession:

–	Is the information Nonpublic? Is the information Material? If, after consideration of the above, an Employee believes that the information is Material and Nonpublic, or if an Employee has questions as to whether the information is Material and Nonpublic, he or she should take the following steps:

■	Report the potential MNPI immediately to the CCO.

■	Do not communicate the information inside or outside of the Firm, other than to the CCO.

■	Do not purchase or sell the securities either on behalf of himself or herself or on behalf of others.

●	After the CCO has reviewed the issue, the Employee will be instructed whether to continue the prohibition against communication and trading.

Appendix G, “Insider Trading Procedures” contains additional guidance and requirements for Employees in connection with situations that may result in the receipt of MNPI. Additionally, as discussed in Section 10 – “Personal Trading Policy,” Employees are required to disclose the existence and location of all Covered Accounts and to arrange for copies of all Covered Account brokerage statements to be sent from the outside financial institution to the Firm’s CCO. Such statements will be reviewed by the CCO.

11.7	Channel Checking

As part of its research process and due diligence on portfolio companies, the Firm may undertake channel checking exercises (“Channel Checks”) by obtaining information about companies by going out into the field and gathering information from retail outlets or speaking to vendors or suppliers of such companies or other parties whose business may have an impact on the business of the company being researched.

Employees are prohibited from using fraud or deception to obtain field research which the SEC considers to be a fraud in violation of Rule 10b-5. An Employee need not disclose his or her affiliation with the Adviser or the reason for seeking the information, but Employees must not make affirmative false representations about his or her affiliation or purpose.

Employees are reminded that the Adviser’s Insider Trading Policy requires Employees to immediately report the potential receipt of MNPI to the CCO and to refrain from discussing the potential MNPI with anyone else within or without the Firm.

The following procedures will take place prior to a Channel Check:

●	The CCO’s written pre-approval is required before any Channel Check. The CCO will add the information to the “Channel Check Log.”

●	The CCO will review each Channel Check to ensure that the Adviser is not adopting any fraudulent means to obtain information.

●	Employees must notify the CCO immediately if any information received via a Channel Check is potentially MNPI.

11.8	Insider Trading Policy Quarterly Compliance Attestation

Employees are required to complete a Quarterly Compliance Attestation to confirm that they are complying with the Firm’s Insider Trading Policy.

11.9	Compliance Responsibilities

The CCO will discuss the Insider Trading Policy during the Adviser’s annual compliance training meetings to ensure that Employees are properly trained and aware of the required reporting procedures. The CCO will check the Restricted List against trade pre-approval requests. The CCO also will check the Restricted List against the Firm’s portfolio trades for potential violations of the Insider Trading Policy. The Adviser’s order management system (OMS) checks the Firm’s portfolio trades against the Restricted List and blocks attempted trades of restricted securities.

12	PAID EXPERT POLICY AND PROCEDURES

12.1	Introduction

The use of expert networks and paid research consultants is an important part of the Firm’s research investment process. An “Expert Network Group” retains industry experts and matches those industry experts with investment advisory and other firms seeking industry research for a fee. The industry expert is paid by the Expert Network (“Paid Experts”). In addition, advisory firms may retain industry experts independent of an Expert Network and pay them directly (together with Expert Network industry experts, “Paid Experts”). This Policy Statement sets forth the Adviser’s policies and procedures regarding the use of Paid Experts.

In furtherance of the Insider Trading Policy (see below), it is the Adviser’s “Paid Expert Policy” that it not receive from Paid Experts: (i) MNPI; (ii) information that a Paid Expert has agreed to keep confidential, or (iii) information the transmittal of which would breach any duty or law by the Paid Expert. The reason for the Paid Expert Policy, in part, is to reduce the risk of the Adviser or its Employees trading on the basis of MNPI in violation of the federal securities laws.

12.2	Paid Expert Procedures

In furtherance of the Paid Expert Policy, the Adviser has adopted procedures that each Employee is required to follow in utilizing the services of a Paid Expert.

12.2.1	Consultant Retained Through an Expert Network or Political Intelligence Firm

The procedures in this subsection apply to use of the services of a Paid Expert retained through an Expert Network or a Political Intelligence Firm (“Expert Provider”).

12.2.1.1	Pre-approval Procedures

●	Approval of Expert Network. Services of a Paid Expert retained through an Expert Provider may be used only after the CCO has approved the Expert Provider in writing (an “Approved Expert Provider”). As part of the approval process, the CCO will evaluate whether the Approved Expert Provider has appropriate internal policies and procedures that address the exchange of MNPI between the Paid Expert and the Adviser.

●	Approval of Consultations. Employees must obtain the CCO’s pre-approval before any consultation with a Paid Expert.

●	Completion of Pre-consultation and Acknowledgement Questionnaire. A questionnaire substantially in the Form of Exhibit A (the “Pre-Consultation Questionnaire”) to this Paid Expert Policy must be completed by the Paid Expert. The Adviser, where appropriate, has arranged for an Approved Expert Provider to send the Pre-consultation Questionnaire to their respective Paid Experts and to provide a completed copy to the CCO. Approved Expert Providers may have their own pre-consultation questionnaire that their Paid Experts are required to prepare and, in such case, the Employee must provide the necessary information to the Expert Provider about the consultation necessary for the Paid Expert to complete the Pre-consultation Questionnaire.

12.2.1.2	Approval Guidelines

●	Public company employees. Employees are prohibited from speaking with any Paid Expert who is a current employee of a publicly traded company or has been an employee of a publicly traded company within the past six (6) months.

●	Clinical trials. Employees are prohibited from speaking to Paid Experts who are physicians about such physician’s participation in any clinical drug trial which has not been made public.

●	Confidentiality. Employees are prohibited from speaking to Paid Experts who are subject to non-disclosure agreements (NDAs) or confidentiality agreements, except when pre-approved by the CCO.

●	Communication restrictions. Employees are strictly prohibited from (i) exchanging any contact information with a Paid Expert at any time and (ii) communicating with a Paid Expert outside the pre-approved scheduled call or meeting.

●	Exceptions. The CCO may grant appropriate and appropriately documented exceptions from this policy, such as exceptions to the limitations on the expert networks employed by the Firm and/or the frequency with which an adviser is consulted by a member of the Firm’s investment staff.

12.2.1.3	In-consultation Procedures

●	Scheduling. All calls and in-person meetings with Paid Experts must be scheduled through the Expert Provider.

●	Bridge Line. All calls must be conducted through a bridge conference line.

●	Reminder Notice to Consultant. At the outset of each call or in-person meeting with a Paid Expert, the Employee must recite an oral statement reminding the Paid Expert that the Firm does not wish to receive any MNPI or other confidential information in the form of Exhibit B to this Paid Expert Policy.

●	Employees should remain vigilant in discerning whether MNPI has been divulged by the Expert and, if so, terminate the meeting and/or report the incident immediately to the CCO without discussing it with anyone else.

12.2.1.4	Chaperoning Procedures

The CCO will chaperone a minimum number or percentage of telephonic consultations depending on volume of calls and other factors. Such telephonic consultations arranged through Expert Networks are subject to the Firm’s “Chaperoning Procedures” as follows:

●	The CCO will decide whether to chaperone in a way that is visible or not visible to the Employee at the time of the consultation.

●	The CCO will maintain a log containing basic details of calls and meetings that are chaperoned.

●	The chaperone may, in his or her discretion, take notes of calls and meetings that are chaperoned. Any notes that are made regarding potentially problematic information conveyed during a chaperoned call or meeting and the resolution of the matter should be retained and submitted to the CCO.

●	If the chaperone has unresolved concerns at the end of a call, the chaperone must consult the CCO and the CCO may instruct affected employees to refrain from trading in the securities of relevant public companies until a decision can be made about whether formal trading restrictions should be imposed.

●	In the event that the CCO determines that MNPI likely was conveyed during a chaperoned call, the Firm will add the security to the Restricted List.

12.2.1.5	Post-trade Review

In conducting periodic post-trade reviews of the Adviser’s trading, and of trading in Covered Accounts, the CCO will consider whether there are indications that a Paid Expert may have transmitted MNPI or confidential information in a fashion inconsistent with this Paid Expert Policy. This analysis may include the review of the trades by the Adviser or Employees following a Paid Expert consultation and their proximity to major corporate events, such as earnings announcements, press releases or other significant events affecting the relevant security’s issuer. For example, for consultations that are not chaperoned, a daily post-trade test surrounding the trade activity of recent consultations. The CCO will review the trade blotter against the list of Paid Experts spoken to within the past five (5) business days to identify trades that may have resulted from information received during the consultation. The CCO will investigate the reasons for any such relevant trade found within the five (5) business day window.

12.2.2	Consultant not retained through an Expert Consultant Provider

The Firm may engage Paid Experts that are not affiliated with an Approved Expert Provider. For an Employee to consult with a Paid Expert outside of an Approved Expert Provider, the Employee must complete the “Consultant Questionnaire (Engagement Outside of Paid Expert Provider)” contained herein as Exhibit A below. At a minimum, the CCO will apply the standards in procedures described above applicable to Paid Experts retained through a Paid Expert Provider.

13	POLITICAL INTELLIGENCE FIRMS

As part of its research process, the Firm may retain research firms or consultants to advise on legislative, regulatory or political developments in the U.S. and other countries (“Political Intelligence Firms”). The Stop Trading on Congressional Knowledge Act (the “STOCK Act”) explicitly recognizes that Members of Congress and other U.S. public officials have a duty of confidentiality with respect to material nonpublic information obtained through their official positions. Foreign officials and government employees often have similar duties of confidentiality as well. An investment adviser that employs a Political Intelligence Firm may be exposed to insider trading liability if (i) the Political intelligence firm receives MNPI/Inside Information from a Member or employees of Congress and (ii) the investment adviser trades on such information. In the event that the Firm wishes to engage a political intelligence firm or consultant, the following procedures will apply:

●	The Firm will not engage with any political intelligence consultant, whether through a firm or directly, who has been a government official or employee within the past six months.

●	Prior to engaging a political intelligence firm or consultant, Compliance will perform due diligence on the firm or individual, which would include reviewing any insider trading knowledge or controls in place.

●	The political intelligence firm or consultant must complete a pre-approval questionnaire in which, among other things, they agree not to provide the Firm with any Confidential Information.

●	The CCO will review the terms of any agreement with the political intelligence firm or consultant. Such an agreement will include provisions relating to confidential information or MNPI/Inside Information.

Meetings with Government Officials

Employees must obtain the CCO’s pre-approval to participate in meetings, calls, or conferences with government officials or government employees with less than 10 buy-side participants. If there is an unplanned interaction with a government official or government employee in a small group setting, the Employee involved must immediately inform the CCO whether organized by a broker, political consultant or directly with the government official/employee.

The Firm and its Employees are prohibited from compensating or providing anything of value to any government official or government employee, whether directly or through any political intelligence firm, consultant or other third party without prior written pre-approval from the CCO.

Employees must ensure that all such interactions are logged in the appropriate Firm tracking spreadsheet.

If an Employee believes any MNPI/Inside Information may have been disclosed by a political intelligence firm or consultant or government official or government employee, the Employee must immediately end the conversation and contact the CCO.

14	COMMUICATIONS WITH “VALUE-ADDED INVESTORS”

14.1	Definition

The Adviser’s Funds may at times accept investments from “Value-Added investors.” Although the term Value- Added Investor is not defined in the Advisers Act or elsewhere, it is generally understood to refer to an investor who may provide some benefit to the investment adviser (such as industry expertise or access to individuals in the investor’s network) beyond just the value of their investment. Examples of such investors include executive- level officers or directors of a company or personnel that are affiliated with other investment advisers and/or private funds. Due to the nature of their position, such investors may possess MNPI.

14.2	Policy and Procedures

Employees should always remain alert to the possibility that they could inadvertently come into possession of MNPI when communicating with Value-Added Investors. Employees should refrain from discussing potentially sensitive topics (for example, specific information about the investor’s employer) with a known Value-Added Investor. If there is any question whether information received from an any investor could be MNPI, Employees are expected to notify the CCO immediately, and otherwise to act in accordance with the procedures described above and in this Section.

14.2.1	Preclearance Procedures for Value-Added Investors

Prior to any telephone calls, video chats, or in-person meetings between an Employee and a Value- Added Investor, the Employee must obtain preclearance from the CCO. The following information must be provided to the CCO prior to the meeting including the below information:

a.	Date and place of meeting
b.	Name of Value-added Investor, their employer, and job title
c.	Name of private fund the Value-Added Investor is invested in (or may invest in)
d.	Names of all Employees in attendance and job titles
e.	Purpose of the meeting

The Adviser also will address communications with Value-Added Investors during annual compliance training meetings.

15	CONTACTS WITH PUBLIC COMPANY OFFICIALS

15.1	Introduction

Employees’ contacts with “Public Company Officials,” which is any representative, including junior employees, of a company whose securities are traded in public markets (including the Pink Sheets), represent an important part of the Adviser’s research process. Difficult legal issues can arise when, in the course of these contacts, an Employee becomes aware of MNPI. This could happen, for example, if a company’s CFO prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. “Regulation FD” (i.e., “Fair Disclosure,” which prohibits public companies from making these kinds of disclosures) does not immunize an adviser from liability for misusing MNPI. Although Public Company Officials should be knowledgeable with respect to Regulation FD, particularly Investor Relations representatives, there remains a risk of exposure to MNPI.

15.2	Scheduled One-on-One Meetings with Public Company Officials

From time to time, Employees will engage in one-on-one meetings with Public Company Officials. For purposes of this section, “One-on-One Meetings” are any pre-scheduled meeting with Public Company Officials including onsite meetings, video conferences or conference calls. The CCO maintains a log of One-on-One Meetings (including virtual meetings) with Public Company Officials which includes the date, time and location of the meeting, the identity of the Public Company Officials in attendance and a general description of the topics to be discussed.

15.3	One-on-one Meetings at Conferences Sponsored by Broker-Dealers

Employees who meet with Public Company Officials during a break-out one-on-one session (or a session with at the most three buyside firm representatives present) at a broker-sponsored conference should notify the CCO of the meeting as soon as practicable following the meeting, confirm that no potential MNPI was divulged at the meeting, the company involved and who attended the meeting. Employees should keep notes of what was discussed at the meeting and may be asked by the CCO to produce them.

15.4	Compliance Review of Contacts with Public Company Officials

Regardless of whether the One-on-One Meeting is scheduled or a break out meeting at a broker-sponsored conference, the CCO will periodically identify top performing securities in the portfolio (typically measured by percentage gain over the course of the relevant period) and conduct a review to determine whether such performance may have been influenced by MNPI following the relevant One-on-One Meeting with a Public Company Official. As part of this review, the CCO will examine the following during the period: trades in these securities, news events and announcements and employee electronic communications. The CCO will document the securities reviewed for the period as well as the outcome of the review. In addition, as part of its quarterly email review, Optima Partners LLC, the Firm’s independent compliance consultant, will review employee emails and electronic communications with a specific focus on top performing securities during the previously-ended quarter.

16	COMMUNICATIONS WITH OTHER “BUY SIDE” FIRMS

16.1	Introduction

Communications with other “Buy Side Firms” (i.e., other investment managers or investing institutions) may constitute a significant part of the Firm’s research process and may occur on a formal (for example, “idea dinners”) or informal basis. While such communications can be very beneficial to Clients by assisting the research process, these communications also entail certain additional risks. In particular, these risks include:

●	MNPI: There is a heightened risk of obtaining MNPI in discussions with other Buy Side Firms.

●	Front-Running: The sharing of investment targets and other confidential portfolio-level information could cause other buy side firms to front-run trading for Clients, which could operate as a detriment to the Clients’ investments.

●	Disclosure of confidential or proprietary information: Confidential or otherwise proprietary information may be improperly shared with other market participants.

16.2	Compliance Review of Communications with Buy-Side Firms

Except in the case of private investments in which the Adviser is investing alongside third parties, Employees are generally prohibited from communicating information pertaining to specific securities transactions prior to those transactions taking place with anyone outside the Firm (including Buy Side Firms). Commensurate with these risks, the Adviser has implemented training sessions for all investment team Employees relating to communications with Buy Side Firms. The CCO also will conduct testing and surveillance to monitor whether Employees are improperly communicating with other Buy Side Firms. Such testing may include review of electronic communications between Employees and personnel of other Buy Side Firms.

17	ALTERNATIVE DATA PROVIDERS

Employees are required to obtain the CCO’s pre-approval prior to engaging a new research provider or alternative data provider, or purchasing a new research product or service from a new or existing provider. This includes providers of data or “big data,” or firms that would webscrape or extract data from websites, in addition to other research providers. This requirement applies to “trial periods,” irrespective of whether a written contract is to be executed.

Employees are required to obtain the CCO’s approval prior to requesting any customized research, even if the research is conducted by a service provider that already works with the Firm. If Employees learn that an existing research or alternative data provider has shifted its approach or is offering materially new products or services, for example, if a traditional sell-side research firm starts offering alternative data, the CCO must be alerted so they can consider whether additional diligence should be conducted.

17.1	Webscraping

The CCO must pre-approve any “webscraping” projects or projects involving extracting data from websites or other similar automated methods for retrieving data at scale.

Portland Hill Asset Management Limited	October 2022 Code of Ethics

EXHIBIT A

CONSULTANT QUESTIONNAIRE

(Engagement Outside of Paid Expert Provider)

In connection with each consultation, please complete this form and submit it to the CCO. If you have any questions, please contact the CCO.

A.	General Information

1.	Subject of consultation:

2.	Company being researched:

3.	Do you expect to talk about any particular companies? ☐ Yes ☐ No

a.	If so, please identify:

4.	Anticipated Consultation Date:

5.	Select all documents that the consultant has executed and that you have submitted to the CCO:

☐ Pre-Consultation Questionnaire and Acknowledgement

☐ Consulting Agreement - Non-Expert Network Consultant

B.	Consultant Information

1.	Consultant Name:

2.	Employer:

3.	Employer Type:

☐ Issuer of publicly traded securities

☐ Private company

☐ Issuer of publicly traded securities

4.	Consultant/Consultant’s employer’s relationship to company being researched (select all applicable)

☐ Customer ☐ Supplier ☐ Former Employee	☐ Distributor ☐ Competitor ☐ Other

If you selected “other,” please describe:

Portland Hill Asset Management Limited	October 2022 Code of Ethics

5.	What information do you expect to consultant to provide?

☐

6.	Will the consultant be asked to provide information about a customer of or supplier to the company that employs the consultant?

☐ Yes   ☐ No

By submitting this questionnaire, I affirm that the information provided herein is complete and accurate, and I understand that I am required to obtain approval from the CCO prior to engaging in any subsequent communications with this consultant. I further agree to notify the CCO immediately upon becoming aware of any issues involving this consultant.

Name:

Date Submitted:__________________

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EXHIBIT B

ORAL CONSULTATION STATEMENT

Prior to the beginning of each consultation, please read in substance the following statement:

You have signed and returned to [name of Paid Expert Provider (for Paid Expert Providers)] / [Firm Name] questionnaire and acknowledgment for this call. Are your responses to that document still accurate today?

Thank you. As you know, I am calling from Portland Hill, an investment adviser that trades securities. As such, we do not want to receive any confidential or material, nonpublic information about any publicly traded companies because we do not want to restrict our trading ability.

Please do not proceed with the consultation if the Paid Expert is unable to confirm the continued accuracy of the Pre-Consultation Questionnaire and Acknowledgment (Exhibit C following), if the Paid Expert has not signed and returned such a Pre-Consultation Questionnaire and Acknowledgment or if the Paid Expert otherwise indicates that he cannot proceed with the call or the meeting.

Please consult with the CCO if you have any questions about a Paid Expert’s response.

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EXHIBIT C

PRE-CONSULTATION QUESTIONNAIRE AND ACKNOWLEDGMENT

Subject of consultation:

Specific companies relevant to consultation:

1.	Portland Hill does not want to receive material nonpublic information or other information that is proprietary or confidential. Do you agree that you will not provide Portland Hill with such information?

☐ Yes   ☐ No

2.	Portland Hill does not want to receive information if the provision of such information would violate any duty of confidentiality that you have as a result of an agreement or contract, your employer’s restrictions or because of your position or otherwise. Do you agree that you will not provide Portland Hill with such information?

☐ Yes   ☐ No

3.	Portland Hill does not wish to receive material nonpublic information, such as information about aggregate earnings, sales, or revenues or about a merger or acquisition that has not been announced. Do you agree that you will not provide Portland Hill with such information?

☐ Yes   ☐ No

4.	Does your employer have a policy prohibiting outside business activities?

☐ Yes   ☐ No

5.	Are you prohibited by your employer from participating in a consultation?

☐ Yes   ☐ No

6.	A. Are you currently or have you within the past 6 months served as an officer, director, employee, or acted in any similar capacity for any publicly traded company or a subsidiary of a publicly traded company?

☐ Yes   ☐ No

B. If you answered “Yes” to 6A, please provide the company name and your position held at the company.

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Company Name:

Position:

7.	A. Except as disclosed in question 6, are you currently or have you within the past 6 months acted as a consultant, attorney, auditor, or other position in which you had access to confidential information about any publicly traded company or subsidiary of a publicly traded company?

☐ Yes   ☐ No

B. If you answered “Yes” to 7A, please provide the company name and your position held at the company.

Company Name:

Position:

8.	A. Are you currently an official, employee, or serve on a board or committee of a governmental (federal, state or local) entity?

☐ Yes   ☐ No

B. If you answered “Yes” to 8A, please provide the name of the entity and your position held.

Entity Name:

Position:

9.	A. Have you accepted employment or otherwise entered into an agreement to provide services to a publicly traded company, subsidiary of a publicly traded company, or governmental entity?

Yes / No

If you answered “Yes” to 9A, please provide the name of the entity and your position held.

Entity Name:

Position:

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10.	Is the biography that you have submitted to [NAME OF EXPERT CONSULTANT PROVIDER] a complete, accurate and updated list of your current and previous employment?

☐ Yes   ☐ No

11.	As a member of [NAME OF EXPERT CONSULTANT PROVIDER], you have entered into an agreement to abide by [NAME OF EXPERT CONSULTANT PROVIDER]’s Terms & Conditions. Do you agree to abide by the terms of your agreement(s) in your dealings with Portland Hill?

☐ Yes   ☐ No

12.	By submitting a response to this questionnaire, you acknowledge that the responses you have submitted are accurate, you understand that Portland Hill will rely on your responses and you agree that, if you are selected for a consultation, you will affirmatively notify Portland Hill of any changes to your responses prior to the commencement of the consultation.

Agree / Disagree

Please complete, sign, date and return to [contact at Paid Expert Provider for Paid Expert Provider consultations, or the CCO for all other consultations].

Name: ______________________________ /s/ ______________________________ Date: ____________

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Portland Hill Asset Management Limited	October 2022 Code of Ethics

Appendix A – Employee Acknowledgement of Receipt and Compliance Attestation

All Employees are required to read this Code and acknowledge having understood its contents by printing out this page, entering their name, and signing, dating and returning it to the CCO.

I do hereby acknowledge that I have received and read the Code. I understand its contents and agree to the policies and procedures set forth herein. I have had the opportunity to ask the CCO questions and I have received adequate responses. I am aware of the penalties for violation of provisions of the Code and I agree to them.

Name:

Signature:

Date:

Portland Hill Asset Management Limited	October 2022 Code of Ethics

Appendix B – New Employee Political Contribution Disclosure Form

Pursuant to the Firm’s Pay to Play Policy you must disclose each direct or indirect Contribution1 you made to an official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, and each direct or indirect payment to a political party of a state or political subdivision thereof, in each case during the two- year period prior to the date of this Disclosure Form. Please attach additional pages as necessary and direct any questions about this Form to the CCO.

Name of individual (or entity) who made the Contribution:

Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

Date and form of Contribution (i.e., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

Office to which candidate seeks or sought election:

[1]	“Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

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Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

_____ Yes _____ No

Has your spouse, domestic partner, minor children or other immediate family members living in your household made Contributions to the above referenced official/candidate?

_____ Yes _____ No

If yes, please provide details of such Contribution:

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:

Signature:

Date:

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Portland Hill Asset Management Limited	October 2022 Code of Ethics

Appendix C – Political Contribution Pre-Approval Request Form

Pursuant to the Firm’s Pay to Play Policy, you and your Immediate Family Members (as defined in this Code) are required to obtain the CCO’s pre-approval for Contribution as defined in Appendix B above. Please direct any questions about this Form to the CCO

Employee’s name and title:

Employee’s place of principal residence (city and state):

I hereby request pre-approval for the following Contribution:

Name of candidate/political party/political action committee to whom Contribution will be made (for candidates, include name, title and any city/county/state or other political subdivision affiliation):

Expected date and form of Contribution (i.e., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

Office to which candidate seeks election:

Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$

Representations:

To the best of my knowledge, the position to which the candidate seeks election or the position currently held by the candidate does not: (a) involve any direct or indirect responsibility for, or ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or able to influence the outcome of, the hiring of an investment adviser by a government entity.

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I have not made any other Contributions to this candidate, or payments on behalf of this candidate’s candidacy, during this election cycle. If so, I have received a separate pre-approval for such Contribution, a copy of which is attached to this request.

The undersigned hereby certifies that (i) all information provided herein is accurate and (ii) the Contribution for which the undersigned seeks pre-approval as set forth above will not be made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:

Signature:

Date:

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Portland Hill Asset Management Limited	October 2022 Code of Ethics

Appendix D – Initial/Annual Holdings Report

D.(1.) REPORTABLE SECURITIES HOLDINGS

Employee’s name:

The following sets forth all Covered Accounts and Non-Discretionary Managed Accounts (as defined in the Personal Trading Policy) holding Reportable Securities and Limited Offerings as of ____________________________________________.

Name on Account	Relationship to Employee	Broker, Dealer or Bank Where Securities Held	Type of Account	Discretionary or Non- Discretionary	Date of Statement of Holdings provided	Account Number

—	I have no Covered Accounts or Non-Discretionary Managed Accounts.

—	Please see the attached brokerage statement(s) provided to the CCO that contains information regarding the Reportable Securities (and to the extent applicable, Limited Offerings) above including the name on the account, title and type of securities held, security identifier/CUSIP, number of shares, amount held and the name of the broker, dealer or bank holding the positions on the Employee’s behalf.

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D.(2.) NON-REPORTABLE SECURITIES HOLDINGS

Please list below all additional brokers, dealers or banks where the Employee maintains a Covered Account that holds anything other than Reportable Securities (“Non-Reportable Securities Holdings”). This includes, but is not limited to, 401K accounts, IRAs and 529 plans. Personal brokerage statements and statements for private investments do not have to be provided quarterly for Non- Reportable Securities Holdings, but the list of those accounts needs to be maintained with the CCO.

Please note that you are required to update the CCO promptly when a new Covered Account is opened or changed.

Name on Account	Relationship to Employee	Broker, Dealer or Bank Where Securities Held	Type of Account	Discretionary or Non- Discretionary	Date of Statement of Holdings provided	Account Number

—	I have no accounts described above that need to be disclosed.

I hereby certify that (i) all information provided herein is accurate and complete; and (ii) he or she has not engaged in any transactions that would violate the Personal Trading Policy.

Name:

Signature:

Date:

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Portland Hill Asset Management Limited	October 2022 Code of Ethics

Appendix E – Liquidating Trade Pre-Approval Request Form

Pre-approval from the CCO is required for all transactions as set forth in the Personal Trading Policy contained in this Code. The CCO will check the Firm’s Restricted List (as defined in the Code) prior to granting approval. Please direct any questions about this Form to the CCO.

Employee’s name:

Account holder(s):

Relationship to Employee:

Type of Security:

Issuer:

Sell:	Quantity:	Current Price:

Sell:	Quantity:	Current Price:

Sell:	Quantity:	Current Price:

I REPRESENT THAT:

(i)	I am not in possession of material, nonpublic information concerning or affecting the issuer(s); (ii) I am not aware of a pending research report involving or relating to the issuer(s);

(iii)	I am not aware of a material pending client or proprietary trade involving these securities;

(iv)	These trades conform to the Personal Trading Policy contained in this Code; and

(v)	If approved, I understand that the authorization is valid only for 24 hours.

Name:

Signed:

Date:

APPROVAL:

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Portland Hill Asset Management Limited	October 2022 Code of Ethics

Appendix F – Limited Offerings Participation Request Form

Pre-approval from the CCO is required for all transactions as set forth in the Personal Trading Policy contained in this Code. The CCO will check the Firm’s Restricted List (as defined in the Code) prior to granting approval. Please direct any questions about this Form to the CCO.

Employee name:

Name of Organization:

Nature of Business:

Legal Status of Entity (corporation, LP, LLC):

Business Address:

Principals:

____ Publicly Traded	___ Privately Placed	___ Non-Profit

To the best of your knowledge, does the company or any of its affiliates conduct or plan to conduct business with the Firm? ___ Yes   ___ No

If yes, please explain:

To the best of your knowledge, has the company or anyone associated with the company been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense within the last ten years? ___ Yes   ___ No

If yes, please explain:

Description of Limited Offering Transaction

(Please provide CCO with purchase and/or subscription agreement and related documentation)

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Type and amount of securities you are investing in:

Indicate the total dollar amount of your investment:

Do you own any other securities of the company or its affiliates? ___Yes   ___ No

If yes, please explain:

Estimate your total equity ownership interest in the company: _____%

Through your investment do you have the right to participate in management, or the right to board membership or board observation rights? ___Yes   ___ No

If yes, please explain:

I REPRESENT THAT:

(vi)	I am not in possession of material, nonpublic information concerning or affecting the issuer(s);

(vii)	I am not aware of a pending research report involving or relating to the issuer(s);

(viii)	I am not aware of a material pending client or proprietary trade involving these securities;

(ix)	These trades conform to the Personal Trading Policy contained in this Code; and

(x)	If approved, I understand that the authorization is valid only for 24 hours.

Name:

Signed:

Date:

APPROVAL:

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Portland Hill Asset Management Limited	October 2022 Code of Ethics

Appendix G – Outside Business Activity Pre-Approval and Insider Disclosure Statement

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

Name of Business	Role

Name of Business	Role

2.	Entities by which I am employed or receive compensation:

Name of Entity	Affiliation or Title

Name of Entity	Affiliation or Title

3.	Business organizations in which I am an officer, director, partner or employee:

Public Co. ☐ Yes ☐ No
Name of Entity	Affiliation or Title

Public Co. ☐ Yes ☐ No
Name of Entity	Affiliation or Title

4.	Describe interests in any securities, financial or kindred business:

5.	Do you own a significant position in any publicly held company’s securities? Describe:

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Insider Disclosure

Please indicate below whether you or any member of your immediate family is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:

Signature:

Date:

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Appendix H – Insider Trading Procedures

I.	Procedures Governing Communication with Third Parties

When Employees communicate with third parties there is a risk that they may obtain MNPI that restricts the Firm’s ability to purchase and sell securities. The Firm has adopted specific procedures governing Employees’ interactions, which are designed to limit the Firm’s inadvertent receipt of potentially restricting information and to alert the Firm to any circumstance in which potentially restricting information has been conveyed to an Employee.

To help prevent unwanted receipt of MNPI, Employees generally should preface conversations with third parties with the statement that the Firm (i) is a public investor, (ii) does not want to receive MNPI, (iii) will not agree to keep information confidential and (iv) will not agree to refrain from trading on that information (the Firm will engage in its own, internal legal analysis on the lawfulness of any trading it contemplates and will comply with all legal requirements).15 If an Employee receives requests for the Firm to participate in investment or trading activities that convey the receipt of non- public information about an issuer or its securities, they are expected to notify the CCO immediately. The CCO will assess the nature of the information conveyed or anticipated, and determine whether or not to add the issuer to the Restricted List. Solicitations to participate in a private investment in public equity (“PIPE”), when the PIPE has not been publicly announced, conveys MNPI since a company’s need for financing reflects generally on the company’s financial situation. These are to be alerted to the CCO immediately so that the issuer can be added to the Restricted List.

II.	Procedures Governing Formal and Informal Confidentiality Agreements

In the normal course of business, Employees may be given the opportunity to learn of confidential information about an issuer provided pursuant to a confidentiality agreement between the Firm and an issuer or an adviser to the issuer (for example, when considering the purchase of a privately negotiated investment, such as bank debt). In order to track the Firm’s obligations and assess any potential restrictions on trading as a result of receipt of confidential information, all confidentiality agreements must be reviewed, approved, and maintained by the CCO, and the relevant Employees, in consultation with the CCO, will determine if the issuer should be placed on the Restricted List.

The opportunity to learn of confidential information about an issuer, and the confidential information itself, may be presented orally (for example, via a call from a bank or broker acting as adviser or agent of an issuer). At times, the party providing the information by telephone may follow up with an email to the Firm which assigns certain legal terms to the confidential information provided (which may or may not have been conveyed orally) and either requests a confirmation by email of those terms or asserts that such terms have already been agreed to orally. It is important that no one other than the CCO reply to any emailed “over-the-wall” confidentiality agreements. Accordingly, if you receive (or if you have any question about whether you may have received) an “over-the-wall” confidentiality agreement, you should contact the CCO immediately.

[15]	Conversations that Employees may have about a public company with the senior management of that public company pose significantly less risk of trading restrictions and of appearance issues, since senior company managers are expected to understand and comply with their duties to not selectively disclose their companies’ MNPI, and the Firm does not pay for the time of these senior company managers. These interactions nonetheless could result in the receipt of MNPI and Employees are expected to notify the CCO immediately, as required by the Insider Trading Policy, if the Employee believes that he or she has received what may be MNPI during any such interaction.

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III.	Required Pre-Approval for Service as a Director or on a Creditor’s Committee or in a Similar Capacity

Employees may not serve as a director to any company or entity without obtaining the CCO’s pre- approval. Employees may not serve on a creditors’ committee (whether formal or informal), or in a similar capacity, without obtaining the CCO’s pre-approval. Service in these capacities may give Employees access to one or more of the following: (i) information subject to the attorney-client privilege (for example, communications from counsel hired by a creditors’ committee); (ii) non-public company information (for example, corporate information shared with the board of directors); and (iii) confidential information (for example, ad hoc committee members’ strategies, shared under a confidentiality agreement). Potential trading restriction issues will be addressed in determining whether to approve the proposed service, as may be other considerations, including the potential liability and conflicts of interest associated with such positions.

Employees generally should not share the Firm’s confidential information with companies on whose boards or committees the Employee sits. In a situation where the Employee believes that sharing the Firm’s confidential information may be in the best interest of the Firm’s Clients; the Employee should consult the CCO.

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